UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 3, 2005): June 3, 2005

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The five named executive officers of New York & Company, Inc. (the “Company”), including the Chief Executive Officer and Chief Financial Officer, plan to adopt prearranged stock trading plans in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

The plans, effective for a term of approximately four months commencing on or about June 7, 2005, will allow the officers to exercise vested options and sell shares of the Company’s common stock.  The maximum number of shares that may be sold during the term of the plans represents approximately 13.3 percent of the five officers’ current aggregate holdings of the Company’s common stock and vested options and less than one percent of the issued and outstanding common stock and vested options of the Company.

Rule 10b5-1 permits the implementation of a written plan for selling company stock at times when insiders are not in possession of material, non-public information and allows insiders adopting such plans to sell shares on a regular basis, regardless of any subsequent material, non-public information they receive or the price of the stock at the time of the sale.  The officers will adopt the plans in order to pay tax liabilities and diversify their assets for personal financial and estate planning purposes with the goal of minimizing any market impact of this diversification by spreading such sales over an extended period of time rather than during the Company’s traditional “window periods.”

The information furnished under Item 7.01 of this Current Report on Form 8-K, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, as may be specified in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: June 3, 2005	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer